UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2012

ITRONICS INC.

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                                           Texas                                 33-18582                          75-2198369

                          (State or other jurisdiction              (Commission File                    (IRS Employer

                                of incorporation)                             Number)                        Identification No.)

6490 So. McCarran Boulevard, Building C, Suite 23 Reno, Nevada            89509

                  (Address of Principal Executive Offices)                                   Zip Code

Registrant’s telephone number, including area code: (775) 689-7696

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Securities

On December 21, 2012 Dr. John W. Whitney, our President, converted $500,000 in cash loans into restricted common stock of the Company. Dr. Whitney loaned the funds over several years going back to 2004. The conversion was at $0.17 per share, for a total of 2,941,176 restricted common shares. The conversion price is computed as the volume weighted average trading price of the stock for the 10 trading days prior to the conversion date. In addition, Dr. Whitney received a three year warrant to acquire 1,470,588 restricted common shares at $0.2125 per share. The conversion terms and the warrant are under the same terms as is presently being offered to accredited investors in a Private Placement of Common Stock to raise $500,000. The Private Placement is more fully described below.

A program to convert the Series 2000 Convertible Notes into Common Stock was completed in October 2012. Since the inception of the program in September 2008, the Company issued 1,839,185 common shares in payment of $860,000 in principal and $1,786,662 in accrued interest, for a total of $2,646,662.

During the period May 2010 to February 2012 a total of 163,577 restricted common shares were issued to four investors for the private placement of cash totaling $95,625. A three year warrant for 62,500 restricted common shares exercisable at $0.50 per share was issued in connection with one such private placement in February 2012.

During the period March 2010 to January 2012 a total of 116,914 restricted common shares, valued at $169,470, were issued to four consultants for management consulting services.

During the period June 2010 to May 2011 a total of 8,391 restricted common shares, valued at $16,284, were issued to two investors in payment of interest on short-term loans.

In February 2010 4,647 restricted common shares each, valued at $7,500 each, were issued to Dr. John W. Whitney and Howland Green for their services as Directors of the Company.

In February 2010 a total of 50 restricted common shares, valued at $86, were issued to two employees as compensation for services. In May 2010 1,052 restricted common shares, valued at $2,208, were issued to one employee as compensation for services.

During the period of January 2010 to June 2010 a total of $115,000 was received from five investors from the private placement of 2009 Series A 10% Callable Convertible Promissory Notes. These notes are for five years and are convertible into common shares one year after the date of the note at $2.00 per share, for a total of 57,500 restricted common shares. The

Company may also call the notes after one year if the Company’s common share price closes above $4.00 for 60 consecutive trading days.

In April 2010 a five year warrant for 2,000 restricted common shares exercisable at $2.00 per share was granted to a consultant for management consulting services. In July 2012, a three year warrant for 15,000 restricted common shares exercisable at $0.40 per share was granted to a consultant for management consulting services.

Beginning with the fourth quarter of 2009, the Company has three option programs for employees and certain consultants. The first is for employees and consultants who have deferred a portion or all of their cash compensation, loaned cash to the Company and its subsidiaries, or have deferred the interest earned on deferred compensation. The number of restricted common shares underlying the option grants is 10% of the incremental increase in deferred compensation, loans, or deferred interest from quarter to quarter. These options have a ten year term and are exercisable at $2.00 per share and have a cashless exercise provision.

The second option category is an incentive option for certain members of the management team to pursue equity or convertible debt funding for the Company. The option grants apply to private placements for cash and conversion into common stock of convertible notes issued for cash. The number of common shares underlying the grants is a specified percentage of the shares issued in private placements for cash or upon conversion of convertible notes by non-employee, non-consultant investors. The respective percentages are Dr. John W. Whitney, President, 20%; Michael C. Horsley, Controller, 5%; Howland S. Green, Director, 1%; Gregory S. Skinner, Secretary, 1%. These options have a ten year term and are exercisable at prices ranging from $0.32 to $1.27 per share. The exercise price of the options is equal to the private placement or note conversion price for each transaction. The total compensation value under this program is capped at $1 million per year per person. Compensation value is defined as the estimated fair value of the options as calculated and expensed for financial reporting purposes.

The third option category is for compensation purposes. Option or warrant terms are negotiated with individual employees or consultants. These options and warrants have terms ranging from five to ten years and are exercisable at prices ranging from $1.50 to $200.00.

The below table summarizes by category the options and warrants granted from the fourth quarter of 2009 through the third quarter of 2012.

		Number of Options and Warrants Granted Based On:
		Category 1	Category 2	Category 3
		Deferred Salary,	Management	Negotiated	Combined
	Position	Loans and Interest	Options	Options/Warrants	Total
John W. Whitney	President	130,442	50,829	-	181,271
Michael Horsley	Controller	30,651	12,707	-	43,358
Howland S. Green	Director	-	2,541	-	2,541
Gregory S. Skinner	Secretary	-	2,541	-	2,541
7 other employees
and consultants	Various	105,062	-	162,626	267,688

Totals		266,155	68,618	162,626	497,399

These employees and consultants can convert their deferred salary, loans, or accrued interest into restricted common stock either at the volume weighted average stock price for the ten trading days prior to the date of conversion or under the terms of an existing Private Placement of equity or convertible debt. As of September 30, 2012 deferred salary and accrued interest that may be converted under these terms amounted to $2,066,242 and $1,402,362, respectively. As of December 21, 2012 the amount of loans that may be converted under such terms totaled $41,239.

The number of shares issued or options and warrants granted prior to the reverse split in June 2010 has been adjusted to the equivalent post-split amounts in all the above listed transactions, where applicable.

On December 19, 2012 the Board of Directors resolved to reset the exercise price for existing employee and consultant options to $0.20 per share. This applies to options to acquire a total of 576,115 restricted common shares. These options had exercise prices ranging from $0.32 to $500.00 per share.

All of the above offerings and sales were deemed to be exempt under rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of Itronics Inc. or executive officers of Itronics Inc., and transfer was restricted by Itronics Inc. in accordance with the requirements of the Securities Act. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment.

Furthermore, all of the above-referenced persons were provided with access to our Securities and Exchange Commission filings.

After issuance of the restricted common shares to Dr. Whitney described above, there are 7,782,055 common shares issued and outstanding, of which Dr. Whitney owns 3,256,029 shares, or 41.8%.

Item 8.01 – Other Events

On December 19, 2012 the Board of Directors authorized Management to conduct a private placement of Restricted Common Share Units, for accredited investors, to raise up to $500,000, plus a 20% overallotment. Each Unit consists of one restricted common share and a three year warrant for one-half share. The purchase price of each Unit is calculated on the volume weighted average trading price of the last 10 trading days prior to the investment date. The exercise price of the warrants is 125% of the price of the Unit. The minimum investment is $5,000 and the maximum investment is the uncommitted portion of the $500,000 or up to 4.99% of the outstanding common shares at the time of the purchase commitment, whichever is less. No funds have been received from the Placement to date.

During the period July 2012 to December 2012, Whitney & Whitney, Inc., a wholly owned subsidiary of the Company, converted $450,000 of intercompany loans and expenses into restricted common stock of Auric Gold & Minerals, Inc. (Auric) Whitney & Whitney, Inc. now owns 69.5% of Auric. An update on the Auric Fulstone Project was presented in a press release issued by the Company on October 11, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITRONICS INC.

(Registrant)

Date: December 28, 2012                                                   By: /S/ John W. Whitney

                                                                                                John W. Whitney

                                                                                                President, Treasurer and Director

                                                                                                (Principal Executive and Financial

                                                                                                Officer)